Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-270330) and on Form S-8 (Nos. 333-274826 and 333-262910) of Maris Tech Ltd. of our report dated March 6, 2023 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel

March 21, 2024